Exhibit 99.1

PREMIERWEST BANCORP TO PRESENT AT WUNDERLICH SECURITIES WEST COAST COMMUNITY BANK CONFERENCE

MEDFORD, OR – February 20, 2007 – PremierWest Bancorp (NASDAQ: PRWT) announced today that its Executive Management Team will be presenting at the Wunderlich Securities West Coast Community Bank Conference held in Chicago, Illinois. The presentation will be on Monday, February 26, 2007 at 9:10 a.m. ET (6:10 a.m. PT).

This presentation may be accessed live via the internet through PremierWest Bancorp’s website at www.premierwestbank.com using the following instructions:

1.	Go to “Investors” at the top of the page
2.	Select “Main Page” from the drop down
3.	Click on “Webcast” for the Wunderlich West Coast Bank Conference

This presentation will also be archived and available on PremierWest Bancorp’s website through February 26, 2008.

ABOUT PREMIERWEST BANCORP
PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon, and operates primarily through its subsidiary PremierWest Bank. PremierWest offers expanded banking related services through two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc.